EXHIBIT 99(a)






                      METZ BAKING COMPANY AND SUBSIDIARIES

                       Consolidated Financial Statements

                           December 31, 1999 and 1998

                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report



The Board of Directors
Metz Baking Company:

We have audited the accompanying consolidated balance sheets of Metz Baking Company and subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of operations and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosure in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Metz Baking Company and subsidiaries as of December 31, 1999 and 1998 and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

/S/ KPMG LLP
    KPMG LLP
February 17, 2000, except
 as to note 15 which is as
 of March 20, 2000

METZ BAKING COMPANY AND SUBSIDIARIES

Consolidated Financial Statements
December 31, 1999 and December 31, 1998
Index
----------------------------------------

Consolidated Financial Statements:

  Independent Auditors' Report         1

  Consolidated Balance Sheets as of
  December 31, 1999 and December 31,
  1998                                 2

  Consolidated Statements of
  Operations for the Years Ended
  December 31, 1999 and December 31,
  1998                                 3

  Consolidated Statements of Cash
  Flows for the Years Ended December
  31, 1999 and December 31, 1998       4

  Notes to Consolidated Financial
  Statements                           5

METZ BAKING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 1999 and 1998
(In thousands)
        Assets                          1999         1998
                                       ------       ------
Current assets:

  Accounts receivable, less
   allowance for doubtful accounts
   of $936 in 1999 and $636 in
   1998 . . . . . . . . . . . . . .   $ 39,402     $ 33,883
  Inventories . . . . . . . . . . .     15,467       11,188
  Other current assets. . . . . . .      3,123        2,185
                                      --------     --------

      Total current assets. . . . .   $ 57,992     $ 47,256
                                      ========     ========

  Property, plant and equipment,
   net. . . . . . . . . . . . . . .    172,622      162,817
  Goodwill. . . . . . . . . . . . .     44,247       16,320
  Other intangible assets, net. . .        465          422
  Other noncurrent assets . . . . .        489          925
                                      --------     --------

      Total assets. . . . . . . . .   $275,815     $227,740
                                      ========     ========

        Liabilities and Equity

Current liabilities:

  Accounts payable. . . . . . . . .   $ 30,469     $ 24,753
  Accrued expenses. . . . . . . . .     31,446       28,414
                                      --------     --------

      Total current liabilities . .     61,915       53,167

  Revolving credit facility . . . .     97,801       75,000
  Other noncurrent liabilities. . .     14,545       17,471

  Equity -

    Special Foods equity
     investment . . . . . . . . . .    101,554       82,102
                                      --------     --------

      Total liabilities and equity.   $275,815     $227,740
                                      ========     ========


METZ BAKING COMPANY AND SUBSIDIARIES
Consolidated Statements of Operations
Years ended December 31, 1999 and 1998
(In thousands)
                                        1999         1998
                                       ------       ------
Net sales                             $561,216     $501,908
Cost of sales                          281,874      254,067
                                      --------     --------

    Gross profit                       279,342      247,841

Marketing, distribution and
 administrative expenses               249,763      224,278
                                      --------     --------

    Operating income                    29,579       23,563

Other expense, net:
  Interest, net                         (9,825)      (2,751)
  Gain on disposal of property
   and equipment                           238           63
                                      --------     --------

    Income before income taxes          19,992       20,875

    Provision for income taxes           8,563        8,468
                                      --------     --------

        Net income                    $ 11,429     $ 12,407
                                      ========     ========

METZ BAKING COMPANY AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Years ended December 31, 1999 and 1998
(In thousands)
                                                1999         1998
                                               ------       ------
Cash flows from operating activities:
  Net income. . . . . . . . . . . . . . .     $ 11,429     $ 12,407
  Adjustments to reconcile net income to
   cash provided by operating activities:
     Depreciation and amortization. . . .       26,836       19,752
     Related party noncash charges. . . .       11,224       10,038
     Gain on disposal of property and
      equipment . . . . . . . . . . . . .         (238)         (63)
     Changes in operating assets and
      liabilities
        Accounts receivable . . . . . . .       (2,915)      (5,374)
        Inventories . . . . . . . . . . .       (2,642)         378
        Other current assets. . . . . . .         (117)       1,942
        Accounts payable. . . . . . . . .        1,358       (6,369)
        Accrued expenses and other
         noncurrent liabilities . . . . .       (4,303)      (2,524)
                                              --------     --------
         Net cash provided by operating
           activities . . . . . . . . . .       40,632       30,187
                                              --------     --------

Cash flows from investing activities:
  Acquisitions of businesses, net of cash
   acquired . . . . . . . . . . . . . . .      (37,481)     (17,884)
  Purchase of property, plant and
   equipment. . . . . . . . . . . . . . .      (22,060)     (72,260)
  Cash restricted for the purchase of
   property, plant and equipment. . . . .          ---         (898)
  Proceeds from sales of property, plant
   and equipment. . . . . . . . . . . . .          571          235
  Other . . . . . . . . . . . . . . . . .       (1,129)        (823)
                                              --------     --------

         Net cash used in investing
          activities. . . . . . . . . . .      (60,099)     (91,630)
                                              --------     --------

Increase in revolving credit. . . . . . .       22,801       75,000
Net advances to parent. . . . . . . . . .       (3,324)     (13,424)
Other . . . . . . . . . . . . . . . . . .          (10)        (133)
                                              --------     --------
         Net cash provided by financing
          activities. . . . . . . . . . .       19,467       61,443
                                              --------     --------

         Net increase in cash . . . . . .          ---          ---

Cash at beginning of year . . . . . . . .          ---          ---
                                              --------     --------

Cash at end of year . . . . . . . . . . .     $    ---     $    ---
                                              --------     --------

Supplemental disclosures of cash flow
 information:
  Interest paid . . . . . . . . . . . . .     $  9,995     $  2,630
  Income taxes paid . . . . . . . . . . .          473           21
                                              ========     ========

See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)  Company Background

     Metz Baking Company (Company), an Iowa Corporation, is a direct wholly owned subsidiary of Metz Holdings Inc.
(MHI), which is an indirect wholly owned subsidiary of Specialty Foods Corporation (SFC). The Company and its subsidiaries operate principally in one industry segment, that being the production and distribution of bakery products. The Company is a leading wholesale baking company servicing the Midwestern United States. Its product lines include breads, buns, rolls and sweet goods. The Company's raw materials are readily available, and the Company is not dependent on a single supplier or only a few suppliers.

(2)  Summary of Significant Accounting Policies

     (a)  Basis of Presentation

          The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Metz Baking Company, Clear Lake Bakery, Inc, Grocers Baking Company, and Blue Bird Products, Inc. The Company's accounting policies conform to generally accepted accounting principles. All significant intercompany balances and transactions have been eliminated in consolidation.

     (b)  Use of Estimates in the Preparation of
Consolidated Financial Statements

          The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes.
Actual results could differ from those estimates.

     (c)  Reclassifications

          Certain amounts included in the 1998 financial statements have been reclassified to conform to the manner in which the 1999 financial statements have been presented.

     (d)  Inventories

          Inventories are stated at the lower of cost or market. Cost is determined using the first in, first out
(FIFO) method. Inventories include the cost of materials, direct labor and manufacturing overhead. Obsolete or unsaleable inventories are reflected at their estimated realizable values.

     (e)  Goodwill and Intangible Assets

          Goodwill and other intangible assets, which represent the excess of purchase price over fair value of net assets acquired, are amortized on a straight-line basis over the expected periods to be benefited, which range from five to forty years. As of December 31, 1999, there was $15,728 of unamortized goodwill being amortized over forty years and $28,303 being amortized over 25 years. Amortization expense charged to earnings related to goodwill amounted to $1,110 and $102 in 1999 and 1998, respectively. Amortization expense charged to earnings related to other intangible assets amounted to $992 and $824 in 1999 and 1998, respectively. The Company reviews long-lived assets and goodwill whenever events or changes in business circumstances indicate that the carrying amounts may not be fully recoverable. The Company assesses the recoverability by determining whether the amortization of the asset balance over its remaining life can be recovered through undiscounted future operating cash flows. The assessment of the recoverability of the asset will be impacted if estimated future operating cash flows are not achieved.

     (f)  Property, Plant and Equipment

          Property, plant and equipment are stated at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets. Amortization of leasehold improvements is provided over the estimated useful lives of the property or over the term of the lease, whichever is shorter. The lives of the assets range from three to forty years.

          Expenditures for maintenance, repairs and minor replacements are charged to current operations.
Expenditures for major replacements and betterments are capitalized.

          The cost and related accumulated depreciation of property and equipment retired or sold is eliminated from the property and equipment accounts at the time of retirement or sale, and the resulting gain or loss is reported in the consolidated statements of operations.

     (g)  Concentrations of Credit Risk

          The Company grants credit to its customers, who are primarily in the grocery, food service, restaurant and fast-food markets. The Company performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral from its customers. The
Company does not have a material concentration of accounts receivable or credit risk.

     (h)  Workers' Compensation and Fleet Insurance

          The Company's workers' compensation and fleet liabilities are recorded at the net present value of estimated future cash flows. The discount rate used in determining these liabilities was 7 1/2% for 1999 and 1998.
The discount amounted to $2,822 and $2,920 for the years ended December 31, 1999 and 1998, respectively.

     (i)  Income Taxes

          Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the years in which those temporary differences are expected to be recovered. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

          The Company files a consolidated federal tax return with SFC. SFC does not have a federal tax liability due to net operating losses. Under a tax sharing agreement between the Company and SFC, the Company has agreed to pay
(receive from) SFC the amount of federal and other combined tax filings computed on a separate return basis.

     (j)  Revenue Recognition

          Revenue is recognized upon shipment of product to customers. Sales discounts, returns and allowances are included in net sales, and the provision for doubtful accounts is included in selling, general and administrative expenses in the consolidated statement of operations.

     (k)  Comprehensive Income

          During 1999, the Company adopted Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income. This statement requires that an entity classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and paid-in capital in the equity section of the balance sheet. At December 31, 1999, the Company has no items of accumulated other comprehensive income and, therefore, comprehensive income is equal to net earnings for the years ended December 31, 1999 and 1998.

     (l)  Advertising Costs

          Advertising costs are expensed as incurred.
Advertising costs were $6,030 and $5,707 for the years ended
December 31, 1999 and 1998, respectively.

     (m)  Systems Development Costs

          The Company capitalizes certain systems
development costs as allowed in accordance with established criteria. Amounts capitalized are amortized over a three-year period. In March 1998, the American Institute of
Certified Public Accountants (AICPA) issued Statement of
Position (SOP) No. 98-1, Accounting for the Costs of
Computer Software Developed or Obtained for Internal Use.
This statement requires that certain internal and external costs associated with the purchase and/or development of internal use software be capitalized rather than expensed.

(3)  Acquisitions

On June 4, 1999, the Company acquired all of the outstanding stock of Grocers Baking Company for $33,481. Grocers Baking Company, located in Grand Rapids, Michigan, bakes and distributes a variety of bread, buns, sweet goods, cookie dough and other frozen products throughout Michigan. On July 9, 1999, the Company acquired all of the outstanding stock of Blue Bird Products, Inc. for $4,000. Blue Bird Products, Inc., located in Detroit, Michigan, bakes a variety of fresh bread, buns and rolls that are distributed throughout the Detroit area. During 1998, the Company acquired three bakeries in separate transactions for a total aggregate consideration of $17,884. The 1998 acquisitions consisted of: Clear Lake Bakery, Inc., located in Clear Lake, Iowa, which bakes and distributes a variety of bread, buns, rolls, doughnuts and sweet rolls throughout Iowa; Grandma Sycamore's, located in Pleasant Grove, Utah, which distributes its brand name bread throughout Utah and neighboring states; and Eagle Bakery, located in Rock Island, Illinois, which produces private label bread and buns that are distributed in Iowa and Illinois.

All of the 1999 and 1998 acquisitions have been accounted for as purchases and, accordingly, the respective purchase prices have been allocated to the applicable assets and liabilities based upon their estimated fair values as of the acquisition date. On a combined basis, the excess of the purchase price over the fair values of the net assets acquired was $28,943 in 1999 and $16,423 in 1998 and has been recorded as goodwill. The acquisitions were funded by a combination of cash and borrowings under the existing revolving credit facility. Operating results of the acquired businesses have been included in the consolidated statements of operations since their respective acquisition dates.

The allocation of the total purchase price for the 1999 and 1998 acquisitions are shown in the table below:

                                             1999      1998
                                            ------    ------
           Current assets                   $ 4,991   $ 1,573
           Property, plant, and equipment    12,559     2,513
           Excess cost over fair value of
            net assets acquired              28,943    16,423
           Current liabilities               (8,251)   (2,429)
           Noncurrent liabilities              (761)     (196)
                                            -------   -------

                                            $37,481   $17,884
                                            =======   =======


The following unaudited pro forma consolidated results of operations are presented as if the above acquisitions had been made at the beginning of the periods presented. These results include certain adjustments, including amortization of goodwill, increased interest expense on debt related to the acquisitions, and related income tax effects. The consolidated pro forma information does not necessarily reflect the results of the combined operations had the acquisitions been in effect at the beginning of each period or which may be attained in the future.

                                          1999         1998
                                         ------       ------
                                             (Unaudited)
                 Net sales              $624,061     $623,438
                 Net income               16,913       16,421
                                        ========     ========



(4)  Acquisition and Restructuring Liabilities

In connection with the formation of the Company and subsequent acquisitions, estimated liabilities were recorded for the expected costs to consolidate facilities, streamline operations, and settle environmental, legal and tax matters, of which most were cash expenditures. As of December 31, 1998, there were $4,577 of remaining acquisition liabilities, of which $2,390 was classified as current. As a result of the 1999 and 1998 acquisitions, $2,663 and $1,251, respectively, of additional estimated acquisition liabilities were recorded. Cash expenditures associated with acquisition liabilities were $2,672 and $1,464 for 1999 and 1998, respectively. As of December 31, 1999, there are $3,657 of remaining acquisition liabilities, of which $1,965 is classified as current. Excess reserves of $875 were reversed and recorded as a reduction of administrative expense for the year ended December 31, 1999.

Additionally, reserves had been previously established to restructure existing operations. The reserves were primarily for employee severance benefits. There were $159 and $700 of remaining restructuring reserves which were classified as current for the years ended December 31, 1999 and 1998, respectively. Cash expenditures associated with the restructuring reserves were $577 and $160 for 1999 and 1998, respectively.

A reconciliation of activity with respect to the Company's acquisitions and restructuring is as follows:

                Balance, December 31, 1997           $ 6,318

                Cash payments                         (1,624)
                Acquisition-related reserves           1,251
                Noncash charges                         (668)
                                                     -------

                Ending balance, December 31, 1998      5,277

                Cash payments                         (3,249)
                Acquisition-related reserves           2,663
                Reversal realized as income             (875)
                                                     -------

                Ending balance, December 31, 1999    $ 3,816
                                                     =======



(5)  Inventories

The components of inventories as of December 31, 1999 and 1998 are as follows:

                                               1999       1998
                                              ------     ------
           Ingredients and packaging          $ 9,567    $ 6,973
           Finished goods                       4,200      2,785
           Other                                1,700      1,430
                                              -------    -------

                                              $15,467    $11,188
                                              =======    =======


(6)  Property, Plant and Equipment

The components of property, plant and equipment as of December 31, 1999 and 1998 are as follows:

                                               1999       1998
                                              ------     ------
           Land                              $ 10,036   $ 10,128
           Buildings and improvements          57,368     53,353
           Machinery and equipment            128,766    109,616
           Office equipment, furniture,
            and vehicles                       70,315     61,296
                                             --------   --------

                                              266,485    234,393

           Less accumulated depreciation       93,863     71,576
                                             --------   --------

                                             $172,622   $162,817
                                             ========   ========

Depreciation expense in 1999 and 1998 was $24,734 and $18,826, respectively.

(7)  Accrued Expenses

The components of accrued expenses as of December 31, 1999 and 1998 are as follows:

                                               1999       1998
                                              ------     ------
           Accrued payroll                    $ 6,312    $ 4,454
           Other taxes payable                  3,661      3,129
           Workers' Compensation                9,298      9,797
           Compensated absences                 6,389      5,244
           Acquisition liabilities              1,965      2,390
           Other                                3,821      3,400
                                              -------    -------

                                              $31,446    $28,414
                                              =======    =======



(8)  Operating Leases

The Company leases buildings, warehouse and distribution space, and certain office and transportation equipment under various noncancelable operating leases. Rent expense for all operating leases was approximately $8,562 and $10,219 in 1999 and 1998, respectively. During 1999 and 1998, the Company reacquired certain fleet and production equipment which it previously had been leasing. These purchases totaled $6,374 in 1999 and $33,120 in 1998; of which $2,972 in 1998 was with Specialty Foods Leasing L.L.C., a party related by common ownership.

Future minimum lease payments under noncancelable operating leases are as follows:

           2000                                $ 7,690
           2001                                  6,861
           2002                                  5,894
           2003                                  4,765
           2004                                  3,955
           Thereafter                           22,650
                                               -------

                 Total minimum lease payments  $51,815
                                               =======

(9)  Specialty Foods Equity Investment

The following analyzes SFC's investment in the Company for the years presented:

                                                    1998      1999
                                                   ------    ------
       Balance at the beginning of the year       $ 82,102  $ 72,979
       Net income                                   11,429    12,407
       Net transactions with SFC                     8,023    (3,284)
                                                  --------  --------

       Balance at end of the year                 $101,554  $ 82,102
                                                  ========  ========



SFC's equity investment includes the original investment in the Company and net intercompany payable from the Company reflecting transactions described in note 13, including net cash management services, settlement of income taxes payable/receivable amounts as described in note 1(i), and certain general and administrative services.

(10)  Long-term Debt

The Revolving Credit Facility (Revolver), which has a maturity date of January 31, 2001, can be used to finance working capital requirements and is available for other corporate purposes, including acquisitions.

The Revolver bears an interest rate of LIBOR plus 325 basis points. The weighted average interest rate was 8.2% and 9.2% for 1999 and 1998, respectively. The borrowing rate on the Revolver was 9.7% at 12/31/99. The Revolver is secured by the assets of SFC's operating subsidiaries, including the Company. The Revolver provides for borrowings up to $122,801 and is reduced by letters of credit totaling $10,977 as of December 31, 1999. The Revolver contains customary covenants, including maintenance of interest coverage ratio and certain other restrictions.

The Company's stock, as well as the stock of SFC's other operating subsidiaries, is pledged as collateral for certain other debts of SFC.

(11)  Income Taxes

The provision for income taxes consists of the following amounts for the periods ended:

                                                1999      1998
                                               ------    ------
             Current tax provision:
               Federal                         $7,578    $7,494
               State and local                    985       974
                                               ------    ------

                   Provision for income taxes  $8,563    $8,468
                                               ======    ======


The deferred tax assets and deferred tax liabilities as of the end of each period are comprised of the following:

                                                 1999       1998
                                                ------     ------
          Deferred tax liabilities-
           Plant, equipment, and intangibles   $ 21,263   $ 17,511
                                               --------   --------

          Deferred tax assets:
           Postretirement benefits               (3,775)    (3,829)
           Insurance                             (1,722)    (1,257)
           Vacation and incentive pay            (1,706)    (1,589)
           Pension                               (3,339)    (3,523)
           Acquisition liabilities               (1,462)    (2,315)
           Workers' compensation                 (1,539)    (2,087)
           Net operating losses and credits     (24,102)   (19,381)
           Allowance for doubtful accounts         (370)      (252)
           Other                                   (185)      (258)
                                               --------   --------

                    Total deferred tax assets   (38,200)   (34,491)
                                               --------   --------

          Valuation allowance                    16,937     16,980
                                               --------   --------

                    Net deferred tax assets    $    ---        ---
                                               ========   ========



A reconciliation between the statutory rate and the effective rate is presented below:

                                                 1999       1998
                                                ------     ------
          Tax at statutory rate                 $6,997     $7,306
          State income taxes, net of federal
           benefit                                 891        897
          Amortization of goodwill                 389         36
          Other                                    286        229
                                                ------     ------

                    Provision for income taxes  $8,563     $8,468
                                                ======     ======



As of December 31, 1999, the Company had a net operating loss carryforward for federal income tax purposes of $52,051 and state income tax purposes of $49,412. Also, as of December 31, 1999, the Company had $2,402 of state tax credit carryforward. Net operating loss and credit carryforwards expire in varying amounts beginning in 2000 through 2019. The operating losses are a result of SFC allocating interest expense to the Company for income tax purposes. For income tax purposes, SFC allocated interest expense to the Company in the amount of $36,139 and $43,293 for the years ended December 31, 1999 and 1998, respectively. Such allocated interest expense is not included in the accompanying consolidated statement of operations. Cumulative interest expense allocated to the Company for income tax purposes was $123,374 through December 31, 1999.

                                              1999        1998
                                             ------      ------
           Deferred tax assets:
            Postretirement benefits          $ 3,341     $ 3,388
            Insurance                          1,197         787
            Vacation and incentive pay         1,669       1,566
            Pension                            1,294       2,048
            Acquisition liabilities            1,361       1,847
            Workers' compensation              2,955       3,118
            Net operating losses and credits  24,102      19,381
            Other                                164         228
                                             -------     -------

             Total gross deferred tax assets  36,083      32,363

           Less valuation allowance           17,123      16,867
                                             -------     -------

             Net deferred tax assets          18,960      15,496

           Deferred tax liabilities-plant,
            equipment, and intangibles        18,960      15,496
                                             -------     -------

             Net deferred taxes              $   ---     $   ---
                                             =======     =======


(12)  Employee Benefits

The Company sponsors two qualified pension plans for certain union and non-union employees. Effective December 31, 1995, the Company's defined benefit pension plan for non-union employees was merged into the Mother's Cake & Cookie Company plan (a related party by common ownership) and is now known as the Metz-Mother's Cake & Cookie Company Consolidated Pension Plan. Benefits for employees are based on various factors including length of service and average compensation. Contributions are funded to the extent deductible for federal income tax purposes.

The Company also sponsors defined benefit health care plans that provide post retirement medical and life benefits to certain full-time employees who meet minimum age and service requirements. The plans are contributory, with retiree contributions adjusted annually, and contain other cost-sharing features such as deductibles and co-insurance. The accounting for the plans anticipates future cost-sharing changes to the written plans that are consistent with the Company's expressed intent to increase the retiree contribution rate annually for the expected general inflation rate for the year.

The following table provides a reconciliation of the changes in the plans' benefit obligations and fair value of assets during the years ended December 31, 1999 and 1998 and a summary of the funded status as of December 31, 1999 and 1998. The figures in the table below represent only the amounts recognized in the Company's consolidated balance sheet.

                                                         Postretirement
                                      Pension Plans         Medical
                                     ---------------   -----------------
                                      1999     1998       1999    1998
                                     ------   ------     ------  ------
   Change in benefit obligation:
    Benefit obligation at beginning
     of year                         $55,555  $50,997   $ 6,125  $5,955
    Service cost                       1,892    1,646       392     291
    Interest cost                      3,831    3,480       451     386
    Plan amendments                    1,308       35       ---     ---
    Benefits paid                     (2,635)  (2,595)   (1,060)   (504)
    Participant contributions            ---      ---       288     ---
    Actuarial (gain) loss             (7,862)   1,992       440      (3)
                                     -------  -------   -------  ------

   Benefit obligation at end of year $52,089  $55,555   $ 6,636  $6,125
                                     =======  =======   =======  ======


                                                         Postretirement
                                      Pension Plans         Medical
                                     ---------------   -----------------
                                      1999     1998       1999    1998
                                     ------   ------     ------  ------
   Change in plan assets:
    Fair value of plan assets at
     beginning of year               $59,757  $54,367   $   ---  $   ---
    Actual return on plan assets      14,517    6,957       ---      ---
    Benefits paid                     (2,635)  (2,595)      ---      ---
    Other                                ---    1,028       ---      ---
                                     -------  -------   -------  -------

      Fair value of plan assets
       at end of year                $71,639  $59,757   $   ---      ---
                                     =======  =======   =======  =======
   Summary of funded status:
    Funded status                    $19,550  $ 4,202   $(6,636) $(6,125)
    Unrecognized prior service cost    2,178    1,068       ---      ---
    Unrecognized gain                (25,284) (11,122)   (2,910)  (3,556)
                                     -------  -------   -------  -------

      Accrued benefit cost           $(3,556) $(5,852)  $(9,546) $(9,681)
                                     =======  =======   =======  =======

   Amounts recognized in the
    Company's consolidated balance
    sheet:
    Accrued expenses                     ---      ---       250      250
    Other noncurrent liabilities       3,556    5,852     9,296    9,431
                                     -------  -------   -------  -------

                                     $ 3,556  $ 5,852   $ 9.546  $ 9,681
                                     =======  =======   =======  =======



The Company's qualified pension plan for bargaining unit employees included above had a projected benefit obligation in excess of plan assets as of December 31, 1998. The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for this plan were $12,621, $12,621 and $15,075, respectively, as of December 31, 1999 and $13,815, $13,815 and $12,676, respectively, as of
December 31, 1998.

The following table provides the components of net periodic benefit cost for the plans for the years ended December 31, 1999 and 1998. The figures in the table below represent only the amounts recognized in the Company's consolidated statement of operations.

                                                         Postretirement
                                      Pension Plans         Medical
                                     ---------------   -----------------
                                      1999     1998       1999    1998
                                     ------   ------     ------  ------
   Service cost - benefits earned
    during the period                $ 1,892  $ 1,646   $   392  $   291
   Interest cost on the benefit
    obligation                         3,831    3,480       451      386
   Expected return on plan assets     (6,125)  (5,402)      ---      ---
   Net amortization and deferral:
    Prior service costs                  198       96       ---      ---
    Gain                                (399)    (470)     (412)    (805)
                                     -------  -------   -------  -------

      Net periodic benefit
       (income) expense              $  (603) $  (650)  $   431  $  (128)
                                     =======  =======   =======  =======



Gains and losses in excess of 10% of the greater of the benefit obligation or the market-related value of assets are amortized over five years for both the pension and post retirement medical plans.

The assumptions used in the measurement of the Company's benefit obligations are shown in the following table:

                                                         Postretirement
                                      Pension Plans         Medical
                                     ---------------   -----------------
                                      1999     1998       1999    1998
                                     ------   ------     ------  ------
   Discount rate                      8.00%   6.75%     8.00%    6.75%
   Salary scale                       4.00%   4.00%      N/A      N/A
   Long-term rate of return on
    assets                           10.50%  10.00%      N/A      N/A



For measurement purposes, an 8.0% annual rate of increase in the per capita cost of covered health care benefits was assumed for 1999. The rate is assumed to decrease gradually to 5.0% for 2002 and remain at that level thereafter.

Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plan. Increasing the assumed health care trend rate by 1% would increase the post retirement benefit obligation as of December 31, 1999 and 1998 approximately $714 and $664, respectively, and the aggregate of the service and interest cost components of net retiree health care expense approximately $126 and $97 for the years ended December 31, 1999 and 1998, respectively. Decreasing the assumed health care trend rate by 1% would reduce the post retirement benefit obligation as of December 31, 1999 and 1998 approximately $614 and $547, respectively, and the aggregate of the service and interest cost components of net retiree health care expense approximately $103 and $79 for the years ended December 31, 1999 and 1998.

The Company also has a defined contribution incentive savings program covering nonunion and certain union employees. Contributions to this plan were $1,269 and $1,074 for the years ended December 31, 1999 and 1998, respectively.

In addition to the Company-sponsored plans described above, the Company also made contributions of $13,522 and $12,914 in 1999 and 1998, respectively, to various union pension plans controlled by the respective plan trustees, some of which are multi-employer plans. Contributions are made in accordance with the terms of the various labor agreements with those unions. Under several of the multi-employer pension plans, the Company is considered a substantial employer. Should such plans be terminated (a possibility which the Company's management considers to be remote) and a liability incurred, the Company believes that such additional liability could be significant in total; however, the Company believes such liability would be payable over an extended period.

(13)  Related Party Transactions

SFC utilizes a centralized cash management system to finance its operations. Cash deposits from the Company are transferred to SFC on a daily basis and SFC funds the Company's disbursement bank accounts as required.

SFC provided certain general and administrative services to the Company, including tax, treasury, risk management and insurance, legal and human resources. A management fee of $11,224 and $10,038, approximating 2% of net sales, has been assessed by SFC for the years ended December 31, 1999 and 1998, respectively and included in administrative expense.

(14)  Contingencies

In the ordinary course of business activities, the Company is involved in various legal matters. At the present time, the Company's management and legal counsel believe that such matters will not have a material adverse effect on the Company's financial position.

The operations of the Company, like those of similar businesses, are subject to various Federal, state and local laws and regulations with respect to environmental matters, including air and water quality, underground fuel storage tanks, and other regulations intended to protect public health and the environment. Although it is difficult to quantify with certainty the financial impact of actions related to environmental matters, based on the information currently available it is management's opinion that the ultimate liability arising from such matters, taking into consideration established reserves, should not have a material effect on the Company's results of operations or financial position.

(15)  Pending Sale

On March 18, 2000, SFC completed the transaction to sell the stock of MHI to The Earthgrains Company for $625,000.

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